Exhibit 99.1

IEH CORPORATION FILES FORM 10-K FOR FISCAL YEAR ENDED MARCH 31, 2024

Brooklyn, NY., June 17, 2024 - IEH Corporation (OTC: IEHC) today filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

For the Fiscal Year ended March 31, 2024, IEH had revenues of $21,524,544 as compared to $19,136,890 for the Fiscal Year ended March 31, 2023 reflecting a 12.5% increase; an operating loss of $3,760,887 for Fiscal Year 2024 as compared to an operating loss of $5,812,812 for Fiscal Year 2023 reflecting a 35% decrease; a net loss of $2,916,902 for Fiscal Year 2024 as compared to a net loss of $6,502,924 for Fiscal Year 2023 reflecting a 55% decrease; and a basic loss per share of $1.23 as compared to a basic loss per share of $2.74 for Fiscal Year 2023.

Dave Offerman, President and CEO of IEH Corporation commented, “With an increase in revenue and marked decreases in both operating and net losses, our recovery from the nadir of the prior two fiscal years proceeds apace. Our revenue rose in each successive quarter this past fiscal year, culminating in 4th quarter revenue of $6.926M, which represented a 30% increase over the 4th quarter of Fiscal Year 2023 and our highest quarter of the past 13. Our cost of goods sold in the 4th quarter of fiscal year 2024 fell 17% compared to the 4th quarter of the prior year, and our gross profit nearly tripled, from $471,395 in the 4th quarter of Fiscal Year 2023 to $1,283,937 in the 4th quarter of fiscal year 2024. Similarly, our net operating loss plummeted by 67%, from a loss of over $1.3M in last fiscal year’s 4th quarter to a loss of just over $425,000 in this fiscal year’s 4th quarter.

So while this past fiscal year was not profitable, the trajectory of our recovery is clear. Moving forward, our backlog today is 29% higher than it was in April of 2023, and is more than double its April 2022 low. Further, forecasts in the primary markets we serve, defense and commercial aerospace, continue to trend positively. Cost management challenges remain in the near term, but the company continues to implement price initiatives to offset these pressures. So while improvements may be spotty from one quarter to the next as is common in our industry, long-term developments are overwhelmingly positive for IEH. I look forward to sharing more detail in our Annual Report.

On behalf of the management team and staff of IEH, we again wish to express our sincere gratitude for the support of our valued shareholders. We look forward to sharing more news in the coming months and quarters.”

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Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements or expectations regarding our financial condition, regarding our revenues, inventory levels, cash and backlog, the commercial space launch industry, the success of our marketing and sales efforts in the medical industry, expectations regarding governance changes, our diversification of products and markets, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal 2025, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due SEC periodic reports, including changes in the proceedings related to the SEC Order; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, filed with the SEC on June 14, 2024, and in subsequent reports filed with or furnished to the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we assume no obligation and do not intend to update or revise our forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

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